CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 28, 2017, relating to the financial statements and financial highlights, which appears in the Annual Report to Shareholders of Harvest Funds Intermediate Bond (a series of The Advisors' Inner Circle Fund) for the year ended December 31, 2016. We also consent to the references to us relating to the incorporation by reference of our report dated February 28, 2017 contained in the 2016 Annual Report to Shareholders as well as under the headings "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
April 28, 2017

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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 28, 2017, relating to the financial statements and financial highlights, which appears in the Annual Report to Shareholders of Sarofim Equity Fund (a series of The Advisors' Inner Circle Fund) for the year ended December 31, 2016. We also consent to the references to us relating to the incorporation by reference of our report dated February 28, 2017 contained in the 2016 Annual Report to Shareholders as well as under the headings "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
April 28, 2017